UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2017
Medizone International, Inc.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)
350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (269) 202-5020
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of new Principal Executive Officer;
On September 15, 2017, Medizone International, Inc., a Nevada corporation (the “Company” or “Medizone”) entered into an agreement with David A. Dodd, age 68, confirming his appointment and employment as the Chief Executive Officer of the Company, effective September 18, 2017. Mr. Dodd’s appointment was announced on September 18, 2017 by the issuance of a press release.  A copy of the press release announcing Mr. Dodd’s appointment is included as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Dodd will also serve as a member of the Board of Directors of the Company as was appointed to the Board effective September 18, 2017.
With the appointment of Mr. Dodd as Chief Executive Officer, David Esposito, who has been acting as Interim Chief Executive Officer since the resignation of Edwin Marshall in February 2017, will cease functioning in that capacity.  Mr. Esposito will continue as Chairman of the Board of Directors of Medizone and Chair the Board’s Audit Committee, effective September 18, 2017.
From March 2010 to July 2017, Mr. Dodd was a member and ultimately chairman (from January 2011) of the Board of Directors Geovax Labs, Inc. From April 2013 to July 2017, he also served as President and Chief Executive Officer, and as a member of the Board of Directors, of Aeterna Zentaris Inc., a drug development company and from May 2014 to July 2017. He is also the Chief Executive Officer of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries, which he founded in 2009. He has more than 35 years of executive experience in the healthcare industry. From December 2007 to June 2009, Mr. Dodd was President, Chief Executive officer and Chairman of BioReliance Corporation, an organization that provided biological safety testing, viral clearance testing, genetic and mammalian technology testing and laboratory animal diagnostic services testing. From October 2006 to April 2009, he served as non-executive chairman of Stem Cell Sciences Plc. Before that, Mr. Dodd served as President, Chief Executive Officer and Director of Serologicals Corporation before it was sold to Millipore Corporation in July 2006 for $1.5 billion. For five years prior to his employment by Serologicals Corporation, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc. and Chairman of its subsidiary Unimed Pharmaceuticals, Inc. The Board of Directors has concluded that Mr. Dodd should serve on the Board of Directors due to his experience in the pharmaceutical industry, as well as his background in general management, business transformation, corporate partnering, and mergers and acquisitions.
(e) Compensation Agreements
Employment Agreement
The Company and Mr. Dodd entered into an employment agreement (Executive Employment Agreement”) which provides for the following:
Initial Base Salary - $250,000 per year;
Annual Incentive Plan Performance Bonus -- annual performance bonus under an executive annual incentive plan with an initial target of 65% of annual base salary;

Bonus payments will be payable upon achievement of targets established by the Board of Directors: (A) operating capital at levels to be determined by the Board; (B) U.S. commercial market penetration of AsepticSure; and (C) milestones related to building and scaling commercial operations, including recruiting of experienced personnel to lead commercialization in the U.S. market.

Equity Incentive - (A) Signing Bonus: Mr. Dodd will be granted 1,000,000 shares of restricted stock upon transition as CEO, and (B) Incentive Bonus: Mr. Dodd will be granted 1,000,000 shares of restricted stock that will vest upon successful commercialization of AsepticSure in the U.S. market at levels to be determined by the Board of Directors;

Health Benefits - Traditional plan benefits as provided by the Company to other executive employees
The Company has also agreed to a change of control provision that will pay severance compensation to Mr. Dodd in the event his employment is terminated without cause or for good reason (as defined in the agreement) following a change of control.

Except for the foregoing agreements, there are no arrangements or understandings with the Company pursuant to which Mr. Dodd was appointed as its Chief Executive Officer. There are no family relationships between Mr. Dodd and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.
Item 7.01 Regulation FD Disclosure.
The Company incorporates by reference herein the Press Release (attached as Exhibit 99.1) announcing the director and executive officer changes set forth in Item 5.02 above.
Also on September 18, 2017, the Company held an investor webcast to discuss its recent leadership transition, its current priorities and its commercial strategy.  Management prepared a slide presentation of materials for the webcast that is accessible via the Investor Relations section of the Company’s website: http://www.medizoneint.com/investor-relations.
 The information in this Item 7.01 and in Exhibit 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description

10.1	Employment Agreement between Medizone International, Inc. and David A. Dodd dated September 15, 2017
10.2	Addendum to Employment Agreement between Medizone International and David A. Dodd dated September 19, 2017
99.1	Press Release dated September 18, 2017
99.2	Investor Update dated September 19, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ Stephanie L. Sorensen
Stephanie L. Sorensen Chief Financial Officer

Date: September 19, 2017